Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT AMENDMENT

THIS EMPLOYMENT AGREEMENT AMENDMENT (“AMENDMENT”), is made and entered into by and between Sharps Compliance Corp., having its principle office at 9220 Kirby Drive, Suite 500, Houston, TX 77054 (hereinafter referred to as the “Company”), and David P. Tusa (hereinafter referred to as the “Executive”).

WITNESSETH

For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Executive’s original executed employment agreement, dated July 14, 2003 and amended on, (i) October 1, 2004 (effective June 21, 2004), (ii) August 19, 2005 and (iii) June 14, 2010, herein defined as the “Agreement”, as follows:

Notwithstanding anything to the contrary, the Severance Period referred to in Articles 1 and 2 of the Agreement is hereby changed to eighteen (18) months.

IN WITNESSETH WHEREOF, the parties have executed this Agreement the day and year first written below with the amended provisions noted above being effective November 17, 2011.

EXECUTIVE:

____________________
Executive

Date:           December 2, 2011

COMPANY:

By:           ____________________
Name:           Diana P. Diaz

Title:           Vice President and Chief Financial Officer

Date:           December 2, 2011